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Trane Technologies to Acquire Stellar Energy Digital Business
Strengthens Trane Technologies’ leadership in data center thermal management solutions, while accelerating growth, innovation, and scale for Stellar Energy Digital

SWORDS, Ireland ─ December 2, 2025 ─ Trane Technologies (NYSE: TT), a global climate innovator, announced that it has entered into a definitive agreement with Stellar Energy International, Ltd. to acquire the Stellar Energy Digital business (“Stellar Energy”), a leading provider of turnkey liquid-to-chip data center cooling solutions.
Headquartered in Jacksonville, Florida, Stellar Energy designs and builds modular cooling plants, central utility plants and coolant distribution units for liquid-cooled data centers and other complex corporate enterprises. Stellar Energy’s expertise in modular data center solutions is well-positioned to address the growing demand for pre-fabricated cooling systems and other critical equipment, which reduce supply chain constraints and enable rapid, scalable deployment.

The acquisition will include Stellar Energy’s existing Digital business operations, including two assembly operations in Jacksonville, Florida, and its highly skilled team of approximately 700 employees.

The acquisition further bolsters Trane Technologies’ leadership and capabilities in the high growth data center thermal management solutions market and creates opportunities to grow and scale the Stellar Energy business and leverage their expertise in modular design, engineering and assembly across numerous core commercial verticals.

“The data center ecosystem is growing rapidly and evolving toward more agile, sustainable solutions, which is where Stellar Energy excels with leading co-engineered, modular solutions and a proven business model,” said Karin De Bondt, Chief Strategy Officer, Trane Technologies. “We are delighted to welcome the talented Stellar Energy Digital team as we jointly expand our leadership and commitment to this critical sector and other commercial applications. Together we are well-positioned to expand our capabilities and offerings and create long-term customer and shareholder value.”
Upon completion, Stellar Energy’s Digital business will operate within the Commercial HVAC business unit of the Trane Technologies Americas segment, retaining its brand, OEM-agnostic direct-to-customer sales model, and existing customer relationships.
“We look forward to welcoming the Stellar Energy Digital team as we serve the critical and fast-growing data center market as a trusted, long-term partner for holistic and sustainable thermal management solutions,” said Holly Paeper, President, Commercial HVAC Americas, Trane Technologies. “Together we will continue to deliver innovative, industry-leading thermal management solutions and services that help our respective customers achieve their growth, efficiency, and sustainability objectives.”

“This marks an exciting next chapter for Stellar Energy and our talented teams,” said Peter Gibson, Executive Chairman, Stellar Energy International, Ltd. “Transitioning the Digital business to Trane Technologies positions the business for significant growth and continued excellence, while our existing customers will benefit from expanded services and resources. We’ve worked closely and successfully with Trane Technologies for many years, and I am confident Stellar Energy’s powerful combination of bespoke solutions and scalable expertise will thrive within Trane Technologies.”
This bolt-on acquisition follows Trane Technologies’ proven model of adding leading technologies that augment its core business and scaling them to deliver strong returns over time.

The transaction is expected to be completed in early 2026, subject to closing conditions and regulatory approval. Financial terms were not disclosed.

Morgan Stanley & Co. LLC served as the financial advisor to Trane Technologies on the transaction.

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About Trane Technologies
Trane Technologies is a global climate innovator. Through our strategic brands Trane® and Thermo King®, and our environmentally responsible portfolio of products and services, we bring efficient and sustainable climate solutions to buildings, homes, and transportation. Learn more at tranetechologies.com.

Forward-Looking Statements
This news release includes “forward-looking statements” within the meaning of securities laws, which are statements that are not historical facts, including statements that relate to the acquisition of Stellar Energy Digital and the anticipated impact of the transaction on the Company’s strategic initiatives and sustainability commitments. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2024, as well as our subsequent reports on Form 10-Q and other SEC filings. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. We assume no obligation to update these forward-looking statements.